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                                                                   Exhibit 10(G)

                                  INTEGRA LOGO

March 26, 2001


Mr. Charles Henri-Weil
8/Rue Cortambert
Paris, France  75116

RE:  LOAN COMMITMENT TO INTEGRA, INC.

Dear Charles:

The purpose of this letter is to confirm our discussion with respect to your commitment to provide to Integra, Inc. (the "Company") cash advances up to $1 million.

Requests for funding will be based upon a determination of the Board of Directors of the Company with respect to the need for operating capital for the Company under the following conditions:

         -    Up to $500,000 for general working capital needs; and

         - Up to $500,000 to be used by the Company to satisfy obligations which occur with respect to restructuring charges or long-term care and provider billing reserves (as described in Note 11 of the Consolidated Financial Statements of the Company for the year ended December 31, 2000).

It is understood, however, that the Company will be using its best efforts to arrange with lending institutions an alternative line of credit (in addition to the current Progress Bank $650,000 line of credit) as soon as reasonably practicable, and that this commitment will terminate and all amounts then due thereunder will become immediately due and payable upon closing of such alternative line of credit. In any event, all amounts advanced by you will be due and payable one year from the date hereof, and this commitment shall then be deemed terminated.

Except as set forth above, the terms, conditions, funding procedures, interest rate provisions, covenants and events of default under the existing Progress Bank line of credit shall apply to the cash advances hereunder, and such documents are hereby incorporated by reference.


The commitments under this letter shall become effective upon your counter-signature to this letter of agreement and approval thereof by the Company's Board of Directors, a meeting respecting which shall be held immediately. Upon execution hereof and such Board approval, the commitments set forth herein shall become legally binding on the parties. Such orders will issue in connection with the Company's financial statements.
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Mr. Charles Henri-Weil
March 23, 2001
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Sincerely yours,

INTEGRA, INC.


By:      /s/ Jack N. Brown
         ----------------------------
         Jack N. Brown
         Chief Financial Officer





ACCEPTED:


By:      /s/ Charles Henri-Weil
         ----------------------------
         Charles Henri-Weil